EXHIBIT 4.31

                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 7, 2002 between nSTOR TECHNOLOGIES, INC., a Delaware corporation (the
"Company"), and PACIFIC TECHNOLOGY GROUP, INC., a Nevada corporation (the "Investor").

                                    RECITALS

        Pursuant to the terms of that certain Stock Purchase Agreement of even date herewith by and among the Company, Stonehouse Technologies, Inc., a Texas corporation ("Stonehouse"), the Investor and Pacific USA Holdings Corp., a Texas corporation (the "Stock Purchase Agreement"), the Company has agreed to issue to the Investor at the closing of the Stock Purchase Agreement (the "Closing"), as consideration for the purchase by the Company from the Investor of all the outstanding shares of capital stock of Stonehouse, shares of the Company's common stock, par value $.05 per share ("Common Stock") and shares of the Company's Series L Convertible Preferred Stock, par value $.01 per share ("Series L Preferred Stock"), which are convertible into shares of the Company's Common Stock on the terms of and subject to the conditions set forth in the Certificate of Designation for the Series L Preferred Stock. In addition, the Investor may be entitled under the terms of the Stock Purchase Agreement to certain additional shares of Common Stock or Series L Preferred Stock (the "Earn-Out Shares"). In connection with the foregoing issuance of the Company's capital stock, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to (i) the Common Stock to be issued to the Investor at the Closing pursuant to the terms of the Stock Purchase Agreement (the "Common Stock Consideration"), (ii) the Common Stock issuable upon conversion of the Series L Preferred Stock (collectively, the "Conversion Shares"), (iii) the additional shares of Common Stock constituting the Earn-Out Shares (or the Common Stock issuable upon conversion of the additional shares of preferred stock of the Company, par value $.01 per share, constituting the Earn-Out Shares, as the case may be), if any (the "Earn-Out Consideration"), and (iv) the shares of the Company's Common Stock issuable to Pacific Technology Services, Inc., an Affiliate of the Investor, upon the exercise of the option granted to Pacific Technology Services, Inc. pursuant to that certain Option One Agreement, dated as of March 1, 2002, between the Company and Pacific Technology Services, Inc. (the "Option Shares").

                               TERMS OF AGREEMENT

        In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:


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        1.     Definitions.

               (a) As used in this Agreement, the following terms shall have the following meanings:

                      (i) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement on Form S-3 in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

                      (ii)   "Registration   Statement"   means   a registration
statement under the Securities Act.

                      (iii) "Registrable Securities" means the Common Stock Consideration, the Conversion Shares, the Earn-Out Consideration, if any, and the Option Shares.

               (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

        2.     Registration.

               (a)  Demand  Registration.  Subject  to  clause  (i)  below,  the
Investor may request registration under the Securities Act (a "Demand Registration") of all or any portion of the Registrable Securities on Form S-3 or any similar short-form registration (a "Short Form Registration"). The Investor's request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten days after receipt of such request, the Company will give written notice of such requested registration to all other security holders and will include in such registration the Registrable Securities and such other securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                      (i) The Company shall not be required to effect the Demand Registration contemplated by this Section 2(a) unless the Company and the transaction proposed to be registered are eligible for Short Form Registration providing for automatic incorporation by reference of reports filed pursuant to the Exchange Act. The Company will use its commercially reasonable efforts to make a Short-Form Registration available for the sale of the Registrable Securities. After the Company has qualified for the use of a Short-Form Registration and for so long as the Investor owns any Registrable Securities, the Investor shall be entitled to request one Short-Form Registration. The Company will use its commercially reasonable efforts to maintain the effectiveness of such Short Form Registration at all times until the earliest to occur of
        (i) the sale of all of the Registrable Securities pursuant to the Registration Statement, (ii) the date on which all of the Registrable Securities become eligible for sale within a three (3) month period pursuant to Rule 144 under the Securities Act and (iii) the date on which the shares of Registrable Securities are transferred to any Person other than an Affiliate of the Investor (the latest of which to occur to be known as the "Termination Date").


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                      (ii) A  registration  pursuant to this Section 2 shall not be deemed to have been effected for purposes of Section 2(a)(i) hereof if:

                      (A) such registration does not become effective and remain effective until the Termination Date, without interference by the issuance by the SEC of any stop order with respect thereto or any other order preventing or suspending the use of any preliminary prospectus or prospectus;

                      (B) the  registration  or  qualification  for the offer or sale of the Registrable Securities in any jurisdiction is suspended for any reason or proceedings for any such purpose are initiated or threatened;

                      (C) the Investor withdraws its request for registration in its entirety at any time because the Investor reasonably believed that the Registration Statement or any prospectus related thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, notified the Company of such fact and requested that the Company correct such alleged misstatement or omission, and the Company has refused to correct such alleged misstatement or omission;

                      (E) the  Company  fails to comply with the  provisions  of this Agreement or any other agreement, document or instrument entered into in connection with such required registration, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered and sold; or

                      (F) such registration does not become effective within one hundred eighty (180) days after filing with the SEC.


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               (b)    Piggyback Registration.

                      (i) If at any time following the issuance of the Registrable Securities to the Investor, the Company proposes to register any of its Common Stock (either on its own behalf or on behalf of others) under the Securities Act (other than a transaction described under Rule 145 of the Securities Act or pursuant to Forms S-4, S-8 or their successor forms) and the registration form to be used may be used for the registration of the Registrable Securities of the Investor (a "Piggyback Registration"), the Company shall give prompt written notice to the Investor of its intention to effect such a registration and will include in such registration the Registrable Securities of the Investor with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                      (ii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (A) first, the securities the Company proposes to sell, and (B) second, the Registrable Securities requested to be included in such registration and any other shares of Common Stock for which the Company has received a request for registration from the holder thereof pursuant to an agreement between the Company and such holder (the "Other Registrable Securities"), pro-rata among the holders of such Registrable Securities and the Other Registrable Securities on the basis of the number of shares of Registrable Securities and Other Registrable Securities owned by each such holder.

                      (iii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (A) first, the securities requested to be included therein by the holder exercising its demand registration rights and (B) second, the Registrable Securities requested to be included in such registration and the Other Registrable Securities, pro-rata among the holders of such Registrable Securities and the Other Registrable Securities on the basis of the number of shares of Registrable Securities and Other Registrable Securities owned by each such holder.

                      (iv) In the  event of any  registration  pursuant  to this
        Section 2(b) where the full amount of the Registrable Securities and/or the Other Registrable Securities requested to be included in such registration cannot be included in full, then the number of Registrable Securities and Other Registrable Securities available for registration shall be allocated among the members of each such group pro rata based upon the number of Registrable Securities and Other Registrable Securities requested to be included in such registration by each member of the group. The obligation of the Company to include Registrable Securities and Other Registrable Securities in a Piggyback Registration shall be subject to the advice of the managing underwriter of such underwritten offering, which may take into account the size of the offering, market conditions and the appropriateness of the Investor's or Other Registrable Securities holder's participation if such holder is an employee, officer or director of the Company.


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               (c) The  Company  will have the right to  select  the  investment banker(s) and manager(s) to administer any offerings pursuant to this Section 2, subject in the case of an offering pursuant to Section 2(a) to the approval of the Investor, which approval shall not be unreasonably withheld.

               (d) Delay of Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company may delay the filing, delay the effectiveness or suspend the effectiveness of a Registration Statement under Section 2(a) or require the Investor to suspend sales or other dispositions of the Registrable Securities under an effective Registration Statement filed pursuant to Section 2(a), in each case for such time as may be reasonably required by the Company, if (i) the Company believes the sale of the Registrable Securities thereunder would interfere with or be detrimental to a planned offering by the Company of any of the Company's securities, (ii) the Company believes the sale of the Registrable Securities thereunder would have a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of the Company; (iii) the Company is engaged in discussions concerning any possible merger, acquisition, financing, business combination, restructuring or sale of all or any substantial portion of the Company or its assets, or any similar transaction or (iv) the Company would be required to disclose in such Registration Statement material information that it would not otherwise be required to disclose in its filings with the SEC pursuant to the Exchange Act and that it has not then disclosed in such filings with the SEC (each an "Allowed Delay"); provided, however, that the Company shall not delay for more than ninety (90) days in any twelve (12) month period or more than once during any twelve (12) month period. In the event of an Allowed Delay, the Company shall promptly (x) notify the Investor in writing (a "Delay Notice") of the existence (but not the substance) of the Allowed Delay and (y) advise the Investor in writing to cease all sales or other dispositions under such Registration Statement until the expiration of the period provided for in the Delay Notice. Upon expiration of the Allowed Delay, the Company shall again file, cause the effectiveness of, or permit the resumption of sales and dispositions under the Registration Statement.

               (e) Rule 144. Notwithstanding the registration of the resale of the Registrable Securities in accordance with this Section 2, if at any time of offer and sale of such Registrable Securities such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in the manner, amount and on such terms as the Investor wishes to offer and sell such securities, the Investor may endeavor to offer and sell such securities pursuant to Rule 144.

               (f) Other Registrations. The Company agrees that it will not enter into any agreement or instrument with any Person which grants such Person registration rights which are senior to the registration rights granted hereunder without the approval of the Investor, which approval shall not be unreasonably withheld or delayed.

        3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:


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               (a) Prepare  and file with the SEC a  Registration  Statement  or
Statements with respect to the Registrable Securities as provided herein, and thereafter use its best efforts to cause the Registration Statement to become effective and keep the Registration Statement effective for the period of distribution contemplated thereby. In any case, the Registration Statement (including any amendments or supplements thereto, prospectuses contained therein and documents incorporated by reference therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

               (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the time periods set forth in Section 3(a) above;

               (c) Furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

               (d) Use reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investor may reasonably request, prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times that the Registration Statement is required to be effective under Section 3(a) hereof and take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause more than nominal expense or burden to the Company or
(v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

               (e) As promptly as practicable after becoming aware of such event, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;


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               (f) As  promptly  as  practicable  after  becoming  aware of such event, notify the Investor of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement;

               (g) Permit a single firm of counsel designated as selling stockholders' counsel by the Investor and other persons participating in the offering to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

               (h) Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the "Inspector"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the Registration Statement, and shall not make any disclosure (except to the Investor or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or the Investor until and unless the Investor or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, containing at a minimum the provisions contained in this
Section 3(h). The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Investor provided to the Company pursuant to Section 4(a) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor, to undertake, at Investor's expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;


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               (i) Use its best  efforts  either  to cause  all the  Registrable
Securities covered by the Registration Statement to be listed on the American Stock Exchange or other national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or secure designation of all the Registrable Securities covered by the Registration Statement as a National
Association  of  Securities  Dealers  Automated   Quotations  System  ("NASDAQ")
"national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the NASDAQ National Market System; or, if, despite the Company's best efforts, the Company is unsuccessful in satisfying the immediately preceding portion of this clause (i), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

               (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

               (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold in the denominations or amounts as the case may be, and registered in such names as the Investor may reasonably request; and

               (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

        4.     Obligations of the Investor. In connection with the  registration
of  the   Registrable   Securities,   the  Investor  shall  have  the  following
obligations:

               (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement that the Investor shall furnish to the Company such information regarding itself and the intended method of disposition of the Common Stock held by it as shall be reasonably required to effect the registration of the Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires (the "Requested Information").

               (b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.


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               (c) The Investor agrees that, upon receipt of any notice from the
Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section3(e) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (d) In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

        5. Expenses of Registration. All expenses (other than brokerage commissions or discounts) incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investor shall bear the fees and out-of-pocket expenses of the one legal counsel selected pursuant to Section 3(g) hereof.

        6.     Indemnification.

               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor and its employees, agents and attorneys, any underwriter (as defined in the Securities Act) for the Investor, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, any prospectus included therein or any documents incorporated by reference therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission of any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the
Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investor and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a) (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto;
(ii) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

               (b) By the Investor. In connection with any Registration Statement in which the Investor is participating, the Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, and each of its employees, agents and attorneys, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or (ii) the Investor's violation of Regulation M; and the Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               (c) The Company and the Investor shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

               (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

               (e) Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

        7. Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration, until such time as the Investor shall have sold all the Registrable Securities pursuant to a Registration Statement or Rule 144, the Company agrees to:

               (a)    make and  keep public  information  available,   as  those
terms are understood and defined in Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration.

        8. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment of waiver effected in accordance with this Section 8 shall be binding upon the Investor and the Company.

        9.     Miscellaneous.

               (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Jack Jaiven, and if to the Investor, at 2740 No. Dallas Parkway, Plano, Texas 75093, Attn: Gary Leonard, or at such other address as each such party furnishes by notice given in accordance with this Section 9(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

               (c)   Investor   acknowledges   that  the   Company  has  granted
registration rights to other holders of the Company's securities and that nothing herein shall be deemed to alter such existing registration rights.

               (d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               (e) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

               (f) Any dispute, claim or controversy arising out of or related to this Agreement or the breach thereof shall be resolved by litigation in a court with jurisdiction in Miami-Dade County, Florida. The prevailing party in any such litigation shall be entitled to attorneys fees.

               (g) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

               (h) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

               (i) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               (j) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            nSTOR TECHNOLOGIES, INC.

                                            By: /s/ Jack Jaiven
                                               Jack Jaiven
                                               Vice President

                                            INVESTOR:

                                            PACIFIC TECHNOLOGY GROUP, INC.

                                            By: /s/ John E. Gates